Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Vice President, Investor Relations 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Vice President, Global Communications & Corporate Responsibility 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM announces intent to spin off its industry-leading government services business

LOS ANGELES (June 17, 2019) — AECOM (NYSE:ACM), a premier, fully integrated global infrastructure firm, today announced that its Board of Directors has unanimously approved a plan to pursue a spin-off of the Company’s Management Services segment into a leading, standalone government services company. The transaction is currently expected to be completed in the second half of fiscal 2020.

Strategic & Financial Benefits

As standalone entities, both AECOM and the government services business are expected to benefit from:

•                  Strong management teams with a honed focus on their respective businesses and capital structures optimized to the unique characteristics of each business.

•                  Added long-term financial flexibility to invest in each business’s strategic growth priorities, and to allocate capital to the best and highest use.

•                  Separate boards of directors with skillsets and experience to provide focused insights and to support strategic and financial objectives and enhanced value creation.

•                  Company-specific incentive programs and performance indicators to most closely align employee incentive compensation opportunities with standalone business performance.

•                  Enhanced appeal to a broader set of investors suited to the particular strategic and financial characteristics of each business.

The new public company resulting from the spin-off of the Management Services segment will be a top 20 government services provider, as ranked by Bloomberg, and will leverage its considerable intelligence, cybersecurity, IT, nuclear remediation and O&M expertise to continue to deliver value and best-of-class services primarily to national government clients, including the U.S. Departments of Defense and Energy and various intelligence and other agencies. As an independent entity, the government services business will be best positioned to accelerate the execution of its strategic plan, invest to expand its capabilities and to pursue its more than $30 billion pipeline of opportunities. The business has several key competitive advantages, including scale in a fragmented market, a strong execution track record, a substantial base of long-duration classified work and more than 25,000 talented and committed employees, more than 10,000 of whom have security clearance. The business also benefits from a lower-risk profile that features predictable cash flow and high returns on capital, which will enable flexibility to invest in profitable growth and deleveraging. In fiscal 2018, the Management Services segment generated revenue of $3.7 billion, operating income of $200 million and adjusted operating income(1) of $239 million. In addition, the segment delivered 18% adjusted operating income growth in the first half of fiscal 2019.

This transformational initiative builds upon the strategic actions AECOM has taken and continues to take to maximize shareholder value, including the already-executed $225 million G&A reduction, the anticipated exit of hard-bid at-risk construction, the exit of non-core Oil & Gas and fixed-price combined-cycle gas power plant construction, the planned exit from more than 30 countries and the decision to no longer pursue international at-risk construction opportunities. As a result of the proposed spin-off and these ongoing strategic actions, AECOM will benefit from a honed focus on its high-returning professional services businesses with leading market share, strong cash flow and on attractive financial return profile to foster continued growth, return of capital to shareholders, and debt reduction under the Company’s existing capital allocation policy.

“Today’s announcement marks a transformational step forward for AECOM and continues our pursuit of maximizing shareholder value by best positioning our industry-leading businesses for long-term success,” said Michael S. Burke, AECOM’s chairman and chief executive officer. “Over the past several years we have built a portfolio of leading infrastructure and government services capabilities, and our success is reflected in our strong first half fiscal 2019 financial performance, including a record $18 billion in wins, a record $61 billion backlog, continued positive organic growth and 16% adjusted EBITDA growth. The Management Services segment has successfully capitalized on a substantial pipeline of opportunities, leading intelligence and classified sector capabilities and a proven leadership position with the U.S. Departments of Defense and Energy. This is evidenced by 127% backlog growth since the beginning of fiscal 2017 and three consecutive quarters of double-digit organic revenue growth. Importantly, today the Management Services segment is of the appropriate size and scale to successfully stand alone as a leader in the government services market.”

Mr. Burke continued, “As part of our continuing efforts to best position each business for long-term strategic and financial success, and in recognition of our current valuation that we believe does not fully reflect the value inherent across our enterprise, we identified an opportunity to unlock value through a separation of our two businesses. As leaders in their respective markets, both AECOM and the standalone government services business will be ideally positioned to benefit from a sharpened strategic focus on pursuing growth strategies best suited to each company’s end markets and strategic growth objectives. This will allow each company to deliver exceptional value to all its stakeholders, including clients, employees and shareholders.”

Following the transaction, both AECOM and the standalone government services business are expected to be capitalized with ample liquidity to support operating and strategic investment plans. John Vollmer, group president of the Management Services segment, and the existing management team are expected to continue to lead the standalone government services company. Additionally, Randy Wotring, AECOM’s chief operating officer, is expected to serve as chairman of the Board of Directors of the standalone government services business.

Financial Outlook

AECOM also reiterated its financial guidance for fiscal 2019, including 12% adjusted EBITDA(1) growth at the mid-point, adjusted EPS(1) of between $2.60 and $2.90 and free cash flow(2) of between $600 million and $800 million.

Transaction Details

The transaction is expected to be effected through a pro-rata distribution to AECOM shareholders of common stock of a newly-formed entity holding Management Services segment as a standalone government services business. The distribution is generally intended to qualify as tax free to AECOM and its shareholders for U.S. federal income tax purposes. The transaction is currently expected to be completed in the second half of fiscal 2020. The completion of the transaction is subject to certain customary conditions, including final approval of the AECOM board of directors, effectiveness of a registration statement to be filed with the U.S. Securities and Exchange Commission and receipt of an opinion from counsel regarding the federal income tax treatment of the distribution. The spin-off will not be subject to a shareholder vote. There can be no assurance that any separation transaction will ultimately occur or, if one does occur, of its terms or timing.

Advisor

Wachtell, Lipton, Rosen & Katz is serving as legal advisor.

Conference Call

AECOM will host a conference call today at 8 a.m. Eastern Time to discuss the planned spin-off and its strategic actions to maximize the value inherent in the enterprise. Interested parties can listen to the conference call and view accompanying slides via webcast at http://investors.aecom.com. The webcast will be available for replay following the call. The conference call can be accessed directly by dialing 800-219-6918 (U.S. or Canada) or 574-990-1027 (international) and entering passcode 7449916.

(1) Excluding acquisition and integration related items, transaction-related expenses, financing charges in interest expense, foreign exchange gains, the amortization of intangible assets, financial impacts associated with expected and actual dispositions of non-core businesses and assets, restructuring costs and the revaluation of deferred taxes and one-time tax repatriation charge associated with U.S. tax reform. If an individual adjustment has no financial impact then the individual adjustment is not reflected in the Regulation G Information tables. See Regulation G Information for a reconciliation of Non-GAAP measures.

(2) Free cash flow is defined as cash flow from operations less capital expenditures net of proceeds from disposals.

About AECOM

AECOM (NYSE:ACM) is built to deliver a better world. We design, build, finance and operate critical infrastructure assets for governments, businesses and organizations. As a fully integrated firm, we connect knowledge and experience across our global network of experts to help clients solve their most complex challenges. From high-performance buildings and infrastructure, to resilient communities and environments, to stable and secure nations, our work is transformative, differentiated and vital. A Fortune 500 firm, AECOM had revenue of approximately $20.2 billion during fiscal year 2018. See how we deliver what others can only imagine at aecom.com and @AECOM.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, cost savings, profitability, cash flows, tax rates, interest expense, or other financial items, any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, risk profile and investment strategies, any statements regarding future economic conditions or performance and any statements with respect to the potential separation of the Management Services segment from AECOM and the newly-formed entity holding the Management Services segment or its distribution to AECOM shareholders, the expected financial and operational results of AECOM and the Management Services segment after the proposed spin-off, and expectations regarding the Management Services segment’s and AECOM’s respective businesses or organizations after the proposed spin-off. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; long-term government contracts and subject to uncertainties related to government contract appropriations; government shutdowns; governmental agencies may modify, curtail or terminate our contracts; government contracts are subject to audits and adjustments of contractual terms; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; high leverage and potential inability to service our debt and guarantees; exposure to Brexit; exposure to political and economic risks in different countries; currency exchange rate fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; uncertainties as to the timing of the potential separation or whether it will be completed; risks associated with the impact or terms of the potential transaction; risks associated with the benefits and costs of the potential transaction, including the risk that the expected benefits of the potential transaction will not be realized within the expected time frame, in full or at all, and the risk that conditions to the potential transaction will not be satisfied and/or that the potential transaction will not be completed within the expected time frame, on the expected terms or at all; the expected tax treatment of the potential transaction; the risk that any consents or approvals required in connection with the potential transaction will not be received or obtained within the expected time frame, on the expected terms or at all; risks associated with expected financing transactions undertaken in connection with the potential transaction and risks associated with indebtedness incurred in connection with the potential transaction; the risk that dissynergy costs, costs of restructuring transactions and other costs incurred in connection with the potential transaction will exceed our estimates or otherwise adversely affect our business or operations; and the impact of the potential transaction on our businesses and the risk that the potential transaction may be more difficult, time-consuming or costly than expected, including the impact on our resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, governmental authorities, suppliers, employees and other business counterparties; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. There can be no assurance that the potential transaction will in fact be completed in the manner described or at all. Any forward-looking statements are made as of the date hereof.  We do not intend, and undertake no obligation, to update any forward-looking statement.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted net/operating income, adjusted tax rate, adjusted interest expense, organic revenue, and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA, adjusted EPS, adjusted net/operating income, adjusted tax rate and adjusted interest expense to exclude the impact of non-operating items, such as amortization expense, taxes, acquisition and integration expenses, and non-core operating losses to aid investors in better understanding our core performance results. We use free cash flow to represent the cash generated after capital expenditures to maintain our business. We present constant currency information, such as organic revenue, to help assess how our underlying businesses performed excluding the effect of foreign currency rate fluctuations to aid investors in better understanding our international operational performance.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this release.

When we provide our long term projections for organic revenue growth, adjusted EBITDA, adjusted EPS growth, and free cash flow on a forward-looking basis, the closest corresponding GAAP measure and a reconciliation of the differences between the non-GAAP expectation and the corresponding GAAP measure generally is not available without unreasonable effort due to the length, high variability, complexity and low visibility associated with the non-GAAP expectation projected against the multi-year forecast which could significantly impact the GAAP measure.

AECOM

Regulation G Information

($ in millions, except per share data)

Reconciliation of Net Income Attributable to AECOM to EBITDA and to Adjusted EBITDA

	Three Months Ended
	Mar 31, 2018	Dec 31, 2018	Mar 31, 2019

Net (loss) income attributable to AECOM	$(119.7)	$51.5	$77.9
Income tax (benefit) expense	(24.4)	(33.6)	20.9
(Loss) income attributable to AECOM before income taxes	(144.1)	17.9	98.8
Depreciation and amortization expense(1)	81.0	64.3	66.4
Interest income(2)	(3.4)	(2.7)	(3.0)
Interest expense(3)	90.9	53.5	55.4
EBITDA	$24.4	$133.0	$217.6
Transaction-related expenses	—	—	4.4
Non-core operating losses	21.2	15.0	1.1
Impairment of assets held for sale, including goodwill	168.2	—	—
Acquisition and integration-related items	—	(3.9)	(3.7)
Restructuring costs	—	63.3	15.9
FX gain from forward currency contract	(9.1)	—	—
Depreciation expense included in non-core operating losses and acquisition and integration expenses above	(3.8)	(0.2)	(0.2)
Adjusted EBITDA	$200.9	$207.2	$235.1

Reconciliation of Segment Income from Operations to Adjusted Income from Operations

	Twelve Months Ended
	Sep 30, 2017	Sep 30, 2018

Management Services Segment:
Income from operations	$241.1	$199.6
Amortization of intangible assets	52.1	39.2
Adjusted income from operations	$293.2	$238.8

	Six Months Ended
	Mar 31, 2018	Mar 31, 2019

Management Services Segment:
Income from operations	$83.5	$102.4
Amortization of intangible assets	19.6	19.0
Adjusted income from operations	$103.1	$121.4

FY19 GAAP EPS Guidance based on Adjusted EPS Guidance

(all figures approximate)	Fiscal Year End 2019

GAAP EPS Guidance	$1.89 to $2.24
Adjusted EPS Excludes:
Amortization of intangible assets	$0.56
Acquisition and integration-related items	($0.09)
FY19 restructuring	$0.50 to $0.56
Financing charges in interest expense	$0.06
First half fiscal 2019 transaction-related expenses	$0.03
First half fiscal 2019 non-core operating losses	$0.10
Tax effect of the above items*	($0.32)
Tax expense associated with U.S. tax reform	($0.18)
Adjusted EPS Guidance	$2.60 to $2.90

*The adjusted tax expense differs from the GAAP tax expense based on the deductibility and tax rate applied to each of the adjustments.

FY19 GAAP Net Income Guidance based on Adjusted EBITDA Guidance

(in millions, all figures approximate)	Fiscal Year End 2019

GAAP Net Income Attributable to AECOM Guidance*	$302 to $358
Adjusted Net Income Attributable to AECOM Excludes:
Amortization of intangible assets, net of NCI	$89
Acquisition and integration-related items	($15)
FY19 restructuring	$80 to $90
Financing charges in interest expense	$10
First half fiscal 2019 transaction-related expenses	$4
First half fiscal 2019 non-core operating losses	$16
Tax effect of the above items**	($51)
Tax expense associated with U.S. tax reform	($29)
Adjusted Net Income Attributable to AECOM	$417 to $463
Adjusted EBITDA Excludes:
Adjusted interest expense	$200
Depreciation	$150
Taxes	$150
Adjusted EBITDA Guidance	$920 to $960

*Calculated based on the mid-point of AECOM’s fiscal year 2019 EPS guidance.

**The adjusted tax expense differs from the GAAP tax expense based on the deductibility and tax rate applied to each of the adjustments.

Note: the components in this table may not sum to the total due to rounding.

FY19 GAAP Tax Rate Guidance based on Adjusted Tax Rate Guidance

(all figures approximate)	Fiscal Year End 2019

GAAP Tax Rate Guidance	13%
Tax rate impact from adjustments to GAAP earnings	9%
Tax rate impact from inclusion of NCI deduction	3%
Effective Tax Rate for Adjusted Earnings Guidance	25%

FY19 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance

(in millions, all figures approximate)	Fiscal Year End 2019

GAAP Interest Expense Guidance	$220
Financing charges in interest expense	$10
Interest income	$10
Adjusted Interest Expense Guidance	$200